UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01.     Entry Into a Material Definitive Agreement
Item 9.01.     Financial Statements and Exhibits

Item 1.01. Entry Into a Material Definitive Agreement
     On February 22, 2007, Hanesbrands Inc. (“Hanesbrands”) entered into a First Amendment (the “First Amendment”) to the First Lien Credit Agreement dated as of September 5, 2006 among Hanesbrands, the various financial institutions and other persons from time to time party hereto (the “Lenders”), HSBC Bank USA, National Association, Lasalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners (the “Senior Secured Credit Facility”).
     Pursuant to the First Amendment, the “applicable margin” with respect to the $1.4 billion Term B loan facility (the “Term B Loan Facility”) that comprises a part of the Senior Secured Credit Facility was reduced from 2.25% to 1.75% with respect to loans maintained as “LIBO loans,” and from 1.25% to 0.75% with respect to loans maintained as “Base Rate loans.” At Hanesbrands’ option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (a) Base Rate loans, which bear interest at the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case in effect from time to time, plus the applicable margin in effect from time to time, or (b) LIBO loans, which shall bear interest at the LIBO Rate (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves), as determined by the Administrative Agent for the respective interest period plus the applicable margin in effect from time to time.
     The First Amendment also provides that in the event that, prior to February 22, 2008, Hanesbrands: (i) incurs a new tranche of replacement loans constituting obligations under the Senior Secured Credit Facility having an effective interest rate margin less than the applicable margin for loans pursuant to the Term B Loan Facility (“Term B Loans”), the proceeds of which are used to repay or return, in whole or in part, principal of the outstanding Term B Loans, (ii) consummates any other amendment to the Senior Secured Credit Facility that reduces the applicable margin for the Term B Loans, or (iii) incurs additional Term B loans having an effective interest rate margin less than the applicable margin for Term B Loans, the proceeds of which are used in whole or in part to prepay or repay outstanding Term B Loans, then in any such case, Hanesbrands will pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term B Loans, a fee in an amount equal to 1.0% of the aggregate principal amount of all Term B Loans being replaced on such date immediately prior to the effectiveness of such transaction.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Amendment dated February 22, 2007 to the First Lien Credit Agreement dated as of September 5, 2006 among Hanesbrands Inc., the various financial institutions and other persons from time to time party hereto, HSBC Bank USA, National Association, Lasalle Bank National Association and Barclays Bank PLC, as the co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents, Citicorp USA, Inc., as the administrative agent, Citibank, N.A., as the collateral agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and joint bookrunners (the “Senior Secured Credit Facility”), among Hanesbrands Inc. and the Lenders (as that term is defined in the Senior Secured Credit Facility).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 28, 2007	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson

Joia M. Johnson Executive Vice President, General Counsel and Corporate Secretary